UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WashingtonD.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 3, 2011

PEGASUS TEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-162516	41-2039686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6315 Presidential Court #150 Fort Myers, FL	33919
(Address of principal executive offices)	(Zip Code)

(877) 233-9492

 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors and Certain Officers

On June 3, 2011, Mr. Carl E. Worboys presented to the Board of Directors (the “Board”) of Pegasus Tel, Inc. (the “Company”) a letter of resignation whereby he resigned from his positions as President and director and all other positions to which he has been assigned, regardless of whether Mr. Worboys served in such capacity, of the Company, effective as of 11:59 P.M., June 3, 2011. Mr. Worboys’ resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Worboy’s resignation letter is attached hereto as Exhibit 99.1 and incorporated herein in its entirety by reference.

On June 3, 2011, Mr. Joseph C. Passalaqua presented to the Board of the Company a letter of resignation whereby he resigned from his positions as Secretary and director and all other positions to which he has been assigned, regardless of whether Mr. Passalaqua served in such capacity, of the Company, effective as of 11:59 P.M., June 3, 2011.  Mr. Passalaqua’s resignation was not the result of any disagreements with the Company on any matters relating to the Company’s operations, policies or practices.  A copy of Mr. Passalaqua’s resignation letter is attached hereto as Exhibit 99.2 and incorporated herein in its entirety by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Resignation Letter of Carl E. Worboys dated June 3, 2011.
99.2.	Resignation Letter of Joseph C. Passalaqua dated June 3, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  June 3, 2011

By: /s/Anthony Dibiase

Name: Anthony Dibiase

Title: Chief Executive Officer